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                                                                   Exhibit 23.14

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/
Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (File No. 333-28085 and 333-28085-01) of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates.

                                                    /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
December 8, 1997